UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BEAZER HOMES USA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent by an authorized representative of Beazer Homes USA, Inc. to its employees on August 7, 2026:

Beazer Team,

This morning we announced that Beazer has entered into a definitive agreement to be acquired by Dream Finders Homes for $33.50 per share in cash. You can read the full press release here.

I know the public back and forth leading to today was distracting, and at times likely overwhelming. Through it all, you remained focused on our customers, our shareholders and each other. For that, I am extremely grateful. Thank you.

Given everything that has happened over the past several months, I want you to hear directly from me how we arrived at this outcome. As we said throughout this process, our Board was focused on maximizing shareholder value, whether through a transaction or by remaining independent. And they were resolved not to agree to anything that did not reflect the value of the platform we have built together.

As part of that review, the Board noted that our industry is in the middle of a significant wave of consolidation, driven by the widespread belief that scale leads to better returns. At the same time, both the macro and new home sales environments have been much tougher this year than any of us anticipated, and it is not obvious what will change those dynamics in the near term. Against that backdrop, many of our shareholders expressed a preference to receive a cash premium now rather than wait for our strategy to deliver more value in the future.

The revised offer accepted by the Board represents a substantial premium to the initial public offer of $25.75 per share, and an even larger premium to the price of our stock before that offer was made. While $33.50 does reflect a discount to our book value per share, the valuation reflects very strong multiples of both this year's and next year's expected earnings. And from our shareholders' perspective, it removes market and operational risk because it is an all-cash transaction. Ultimately, the Board concluded that this agreement delivers greater value, with greater certainty, than our standalone plan or any other alternative available at this time.

This combination both delivers the scale the industry is moving toward and meets our shareholders' needs. Together, we will be one of the leading homebuilders in the country. We will have a broader geographic presence, purchasing improvements and access to operational and financial resources beyond what we have as a standalone company.

As with any transaction of this type, the agreement is subject to shareholder and regulatory approvals. We currently anticipate that the transaction will close in the fourth quarter of 2026. Until then, we remain a separate, independent company, and nothing about our day-to-day responsibilities change.

I know this announcement raises personal questions about roles and what comes next. We do not have every answer today, and consistent with how we have communicated throughout this process, we will maintain an open dialogue with you as integration planning proceeds.

Shortly you will receive an invitation to an all-employee town hall that I will hold today at 11:00 AM Eastern. You should also expect to hear from your leaders today. And as always, please direct any media inquiries to David Goldberg at david.goldberg@beazer.com, and route any inquiries from customers, trade partners or anyone else outside the Company to your manager.

Finally, I want to again say thank you. Today is bittersweet, but we should take enormous pride in what we built together: the most energy-efficient homes in the country, the number one rating on TrustBuilder, a repaired balance sheet, and an award-winning philanthropic platform. We did it as a team, with a culture that is truly special, and nothing will ever diminish that. Leading this Company has been the greatest privilege of my life. I am confident our shared values can continue to bring success in this next chapter.

Thank you for your confidence and support.

Sincerely,

Allan

* * *

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Dream Finders Homes’s and Beazer’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and neither Dream Finders Homes nor Beazer assumes any duty to update forward-looking statements other than as required by law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Dream Finders Homes’s and Beazer’s reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between Dream Finders Homes and Beazer; the outcome of any legal proceedings that may be instituted against Dream Finders Homes or Beazer; the failure of Beazer to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions to the Transaction on a timely basis or at all; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; Dream Finders Homes’s ability to obtain financing and complete the acquisition and integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; negative effects of announcing the Transaction or the consummation of the Transaction on the market price of our common stock, credit ratings or operating results; and the potential impact of announcement of the Transaction or consummation thereof on relationships, including with employees, customers and competitors.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the acquisition described in this communication (the “Transaction”), Beazer intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement (the “Proxy Statement”). The Proxy Statement (if and when available) will be mailed to stockholders of Beazer. INVESTORS AND SECURITY HOLDERS OF BEAZER ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING DREAM FINDERS HOMES, BEAZER, THE TRANSACTION AND RELATED MATTERS. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Beazer by going to Beazer’s website at ir.beazer.com.

Participants in Solicitation

Beazer and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beazer in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Beazer and other persons who may be deemed to be participants in the solicitation of stockholders of Beazer in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in Beazer’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on December 22, 2025 and any subsequent filings with the SEC. In addition, Dream Finders Homes and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beazer in connection with the Transaction. Information about certain of Dream Finders Homes’s directors and executive officers is set forth in Dream Finders Homes’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 16, 2026, Dream Finders Homes’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, and any subsequent filings with the SEC. To the extent that holdings of Beazer’s securities by the directors and executive officers of Beazer have changed from the amounts set forth in the proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Transaction may be obtained by reading the Proxy Statement regarding the Transaction when it becomes available. Free copies of these documents may be obtained as described above and, with respect to the information about Dream Finders Homes’s directors and executive officers, at the Dream Finders Homes’s website at investors.dreamfindershomes.com.